UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

(Rule 14c-101)

Schedule 14C Information

Information Statement pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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☐	Preliminary information statement.

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☒	Definitive information statement.

NORTHERN FUNDS

(Name of Registrant as Specified in Its Charter)

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MULTI-MANAGER FUNDS

INFORMATION STATEMENT	May 4, 2012

Dear Northern Multi-Manager International Equity Fund Investor:

As you know, we continually monitor and manage the subadvisers in the Northern Multi-Manager Funds. A dedicated team of investment professionals evaluates the subadvisers’ performance, portfolios, organizational structure, team composition, investment process and adherence to investment guidelines on an ongoing basis to ensure that each Fund’s subadvisers maintain an overall investment approach that meets our risk and return objectives. Consistent with this rigorous approach, we have recently made a subadviser change.

Each of the Northern Multi-Manager Funds consists of subadvisers with distinct investment approaches. The Board of Trustees of the Northern Multi-Manager Funds (the “Board”) approved the termination of UBS Global Asset Management (Americas), Inc. (“UBS”) as a sub-adviser to the Northern Multi-Manager International Equity Fund (the “International Equity Fund”), effective February 7, 2012, and the appointment of Northern Cross, LLC to sub-advise a portion of the International Equity Fund, effective February 24, 2012. The Board made these decisions, based upon Northern’s recommendations, for performance-related reasons.

Please take a moment to read the enclosed Information Statement that describes the change discussed above. We believe that this change is in the best interests of the International Equity Fund and its shareholders and assure you that we will continue to closely monitor the subadvisers managing the Northern Multi-Manager Funds. If you have any questions about your investment in the Northern Multi-Manager Funds, please contact your financial advisor or call 800-595-9111.

Best regards,

Chris E. Vella, CFA

Senior Vice President

Chief Investment Officer, NTCC

Jessica K. Hart

Senior Vice President, NTCC

NOT FDIC INSURED	May lose value/No bank guarantee

50 SOUTH LASALLE STREET	P.O. BOX 75986	CHICAGO, ILLINOIS 60675	800-595-9111	NORTHERNFUNDS.COM

Northern Funds Distributors, LLC, not affiliated with Northern Trust

MULTI-MANAGER FUNDS

INFORMATION STATEMENT

NORTHERN FUNDS—MULTI-MANAGER INTERNATIONAL EQUITY FUND

This Information Statement is being provided to the shareholders of the Northern Multi-Manager International Equity Fund (the “International Equity Fund” or the “Fund”), a series of Northern Funds, a Delaware statutory trust (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Order”) that the Trust has received from the Securities and Exchange Commission (“SEC”). The Order permits the Trust’s investment advisers to terminate subadvisers, and to engage and to enter into and materially amend an existing subadvisory agreement upon the approval of the Board of Trustees of the Northern Multi-Manager Funds (the “Board”), without obtaining shareholder approval. We are not asking you for a proxy and you are requested NOT to send us a proxy.

The Information Statement will be available on the Trust’s website at http://www.northernfunds.com/informationstatements until August 2, 2012. A paper or email copy of the Information Statement may be obtained, without charge, by contacting the Trust at 800-595-9111 or sending an e-mail to northern-funds@ntrs.com.

Shareholders of record at the close of business on April 12, 2012 are entitled to receive this Information Statement. A Notice of Availability of this Information Statement is being sent to shareholders of the International Equity Fund on or about May 4, 2012.

The Investment Advisers and the Advisory Agreement

The Northern Trust Company of Connecticut (“NTCC”) and Northern Trust Investments, Inc. (“NTI”) (each, an “Investment Adviser” and together, the “Investment Advisers”), serve jointly as the Investment Advisers for the Fund and are responsible for its overall administration.

The Investment Advisers are responsible for making decisions with respect to, and placing orders for, all purchases and sales of portfolio securities for the Fund and for providing certain ancillary services under an Investment Advisory and Ancillary Services Agreement dated May 5, 2006, as amended, among the Trust and the Investment Advisers, (the “Advisory Agreement”). The Board supervises the investment advisory services. The Advisory Agreement also permits the Investment Advisers, subject to approval by the Board, to delegate to one or more subadvisers any or all of their portfolio management responsibilities under the Advisory Agreement pursuant to a written agreement with each subadviser, subject to the Order. The Investment Advisers have delegated substantially all their portfolio management responsibilities for the Fund to subadvisers, with the exception of cash management services for the Fund. The Investment Advisers remain responsible for supervision and oversight of the portfolio management services performed by the subadvisers, including compliance with the Fund’s investment objective and policies. The initial sole shareholder of the International Equity Fund approved the Advisory Agreement on June 21, 2006.

The Investment Advisers are entitled to an advisory fee as compensation for their advisory services and the assumption of related expenses. The fee is computed daily and payable monthly, at the annual rates set forth in the table below (expressed as a percentage of the Fund’s average daily net assets).

FUND	CONTRACTUAL FEE RATE	AVERAGE DAILY NET ASSETS
International Equity Fund	1.10%	First $1 Billion
	1.03%	Next $1 Billion
	0.99%	Over $2 Billion

Northern Cross, LLC and the Northern Cross Agreement

THE NORTHERN CROSS AGREEMENT. At a special meeting of the Board held on January 26, 2012, the Trustees, including a majority of the Independent Trustees voting separately, approved a new subadvisory agreement (the “Northern Cross Agreement” or the “New Subadvisory Agreement”) with respect to the International Equity Fund among the Investment Advisers and Northern Cross, LLC (“Northern Cross” or the “New Subadviser”). The Northern Cross Agreement became effective on February 24, 2012. Under the Northern Cross Agreement, Northern Cross manages a portion of the International Equity Fund’s assets. The International Equity Fund’s remaining assets are currently allocated among four other subadvisers: Altrinsic Global Advisors, LLC, NFJ Investment Group, LLC, Tradewinds Global Investors, LLC and William Blair & Company, LLC, each of which manages a portion of the International Equity Fund’s assets.

From August 2007 until February 7, 2012, UBS Global Asset Management (Americas), Inc. (“UBS”) managed a portion of the International Equity Fund’s assets pursuant to a subadvisory agreement dated August 30, 2007 among the Investment Advisers and UBS (the “UBS Agreement”). The UBS Agreement was terminated by the Board as of February 7, 2012 upon the recommendation of the Investment Advisers for performance related reasons. Based on their evaluation of Northern Cross’ investment advisory operations and capabilities, the Investment Advisers recommended that the Board approve the Northern Cross Agreement. From February 7, 2012 until February 24, 2012, the Investment Advisers managed the portion of the International Equity Fund previously managed by UBS.

MULTI-MANAGER FUNDS	2	NORTHERN INFORMATION STATEMENT

MULTI-MANAGER FUNDS

May 4, 2012

The Northern Cross Agreement provides that Northern Cross shall, subject to the supervision and oversight of the Investment Advisers, manage the investment and reinvestment of the portion of the International Equity Fund’s assets that the Investment Advisers may allocate to Northern Cross. The Northern Cross Agreement provides that generally in selecting brokers or dealers to place orders for transactions (i) on common and preferred stocks, Northern Cross shall use its best judgment to obtain the best overall terms available, and (ii) Northern Cross shall attempt to obtain best net price and execution. Generally, in assessing the best overall terms available for any transaction, Northern Cross is to consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available and in selecting the broker or dealer to execute a particular transaction, Northern Cross may consider the brokerage and research services provided to the International Equity Fund and/or other accounts over which Northern Cross or an affiliate exercises investment discretion. A broker or dealer providing brokerage and/or research services may receive a higher commission than another broker or dealer would receive for the same transaction.

The Northern Cross Agreement provides that Northern Cross, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased for the International Equity Fund with those to be sold or purchased for such other accounts in order to obtain the best net price and execution. In such an event, Northern Cross will allocate the securities so purchased or sold, as well as the expenses incurred in the transaction, in the manner it considers to be most fair and equitable over time to the International Equity Fund and the other accounts involved. In some instances, this procedure may adversely affect the size of the position obtainable for the International Equity Fund or the amount of the securities that are able to be sold for the International Equity Fund. The Northern Cross Agreement permits Northern Cross, at its discretion but subject to applicable law, to select the executing broker or dealer among multiple brokers or dealers offering comparable execution and price, on the basis of Northern Cross’s opinion of the reliability and quality of the broker or dealer.

The Northern Cross Agreement provides that Northern Cross shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties. The Northern Cross Agreement also provides that each Investment Adviser will indemnify Northern Cross against certain liabilities and expenses, except that Northern Cross shall not be indemnified for any liability and expenses that result from Northern Cross’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties under the Northern Cross Agreement.

Generally, the Board or holders of a majority of outstanding voting securities of the International Equity Fund may terminate the Northern Cross Agreement without penalty upon 60 days’ written notice. The Investment Advisers may terminate the Northern Cross Agreement immediately upon notice to Northern Cross. The Northern Cross Agreement terminates automatically in the event of an assignment (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”). The Northern Cross Agreement also may be terminated by Northern Cross upon 30 days’ written notice and automatically terminates upon termination of the Advisory Agreement.

Northern Cross receives fees from the Investment Advisers for its services out of the fees that the International Equity Fund pays to the Investment Advisers under the Advisory Agreement. The International Equity Fund pays no additional fees directly to Northern Cross. The International Equity Fund would have paid the same amount of advisory fees had the Northern Cross Agreement been in effect during the last fiscal year.

INFORMATION ABOUT NORTHERN CROSS. Northern Cross is located at 125 Summer Street, Boston, Massachusetts 02110. As of December 31, 2011, Northern Cross had assets under management of approximately $32.7 billion. Northern Cross employs a predominately bottom-up oriented investment philosophy, focusing on companies that they believe are undervalued.

PORTFOLIO MANAGERS. A team of portfolio managers is jointly and primarily responsible for the day-to-day management of the portion of the Fund subadvised by Northern Cross. The members of the portfolio management team are Howard C. Appleby, CFA, Jean-Francois Ducrest, James J. LaTorre, CFA, and Edward E. Wendell, Jr. Messrs. Appleby, Ducrest, LaTorre and Wendell have been principals of Northern Cross since 2003. Mr. Appleby has been President of MJS International, Inc. since 2003, and was a Vice President of Trading at Boston Investor Services, Inc. from 2005 to 2010. Mr. Ducrest has been President of PGN Advisors, Inc. since 2003, and was a Vice President of Trading at Boston Investor Services, Inc. from 2005 to 2010. Mr. LaTorre has been President of Summit International Investments Inc. since 1996, and was a Vice President of Trading at Boston Investor Services, Inc. from 2005 to 2010. Mr. Wendell has been President of MELTM Inc. since 2003, Chairman of Boston Investor Services, Inc. since 2007, and was President of Boston Investor Services, Inc. from 1993 to 2007.

NORTHERN INFORMATION STATEMENT	3	MULTI-MANAGER FUNDS

MULTI-MANAGER FUNDS

INFORMATION STATEMENT

PRINCIPAL EXECUTIVE OFFICER AND DIRECTORS. Set forth below in alphabetical order is a list of each executive officer and director of Northern Cross indicating position(s) held with Northern Cross and other business, profession, vocation or employment of a substantial nature. The address of each individual is c/o Northern Cross at the address noted above.

NAME	POSITION(S) HELD WITH NORTHERN CROSS	OTHER SUBSTANTIAL BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT
Howard C. Appleby, CFA	Principal, Portfolio Manager	President of MSJ International, Inc.
Jean-Francois Ducrest	Principal, Portfolio Manager	President of PGN Advisors, Inc.
James J. LaTorre, CFA	Principal, Portfolio Manager	President of Summit International Investments Inc.
Edward E. Wendell, Jr.	Principal, President, Treasurer, Chief Compliance Officer, Portfolio Manager	President of MELTM Inc.

OTHER ADVISORY CLIENTS. Northern Cross also acts as investment subadviser to the other registered investment companies set forth below, which have similar investment objectives as the International Equity Fund. The table below sets forth certain information with respect to these investment companies.

NAME OF FUND	NET ASSETS	ANNUAL RATE OF SUBADVISORY FEES AS A PERCENTAGE OF SUB-ADVISED ASSETS	CONTRACTUAL NET ANNUAL FUND OPERATING EXPENSES LIMIT
State Farm Mutual Fund Trust – International Equity Fund	$102,074,273 at December 31, 2011 (Northern Cross manages a portion of the fund)	0.60% of average daily net assets on the first $500 million; 0.55% of average daily net assets over $500 million.	N/A
State Farm Variable Product Trust – International Equity Fund	$34,189,764 at December 31, 2011 (Northern Cross manages a portion of the fund)	0.60% of average daily net assets on the first $500 million; 0.55% of average daily net assets over $500 million.	N/A
EQ/International Value PLUS Fund	$1,155,744,269 at December 31, 2011 (Northern Cross manages a portion of the fund)	0.55% of average daily net assets up to and including $1 billion; 0.50% of average daily net assets in excess of $1 billion.	N/A
Harbor International Fund	$31,158,429 at October 31, 2011	Not publicly disclosed	N/A
M International Equity Fund	$232,953,219 at December 31, 2011	0.55% of average daily net assets up to and including $1 billion; 0.50% of average daily net assets in excess of $1 billion.	N/A
The Masters’ Select International Fund	$1,876,386,261 at June 30, 2011 (Northern Cross manages a portion of the fund)	0.55% of average daily net assets on the first $100 million; 0.45% of average daily net assets in excess of $100 million.	N/A

TRUSTEES’ CONSIDERATIONS IN APPROVING THE NORTHERN CROSS AGREEMENT. The Board, including a majority of all the Independent Trustees approved the Northern Cross Agreement at a special meeting held on January 26, 2012 (the “Meeting”). In connection with the Meeting, the Trustees reviewed information and written materials from the Investment Advisers and the New Subadviser regarding (i) the nature and quality of the investment advisory services to be provided by the New Subadviser, including the experience and qualifications of the personnel providing such services; (ii) the New Subadviser’s financial condition, history of operations and ownership structure; (iii) the New Subadviser’s brokerage and soft dollar practices; (iv) the New Subadviser’s investment strategies and styles of investing; (v) the performance history of the New Subadviser with respect to accounts or funds managed similarly to the Fund for which it was being engaged and hypothetical performance information and portfolio attributes; (vi) the New Subadviser’s compliance policies and procedures (including its codes of ethics) and the Trust’s Chief Compliance Officer’s evaluations of such policies and procedures; (vii) the New Subadviser’s conflicts of interest in

MULTI-MANAGER FUNDS	4	NORTHERN INFORMATION STATEMENT

MULTI-MANAGER FUNDS

May 4, 2012

managing the Fund; and (viii) the terms of the New Subadvisory Agreement. The Trustees also considered the Investment Advisers’ explanations for why the New Subadviser was expected to improve Fund performance and/or decrease risk in the Fund.

The Trustees also reviewed the Investment Advisers’ proprietary method for allocating assets among the various subadvisers and the proposed allocations of assets among the New Subadviser and the other subadvisers to the Fund.

In connection with the approvals of the New Subadvisory Agreement for the Fund, the Trustees gave weight to various factors but did not identify any single factor as controlling their decision. However, the Trustees relied upon the recommendations and evaluations of the Investment Advisers with respect to the New Subadviser.

Nature, Extent and Quality of Services

The Trustees considered the information and evaluations provided by the Investment Advisers with respect to the New Subadviser’s operations, qualifications and experience in managing the type of strategies for which the New Subadviser was being engaged. The Trustees also considered the Trust’s Chief Compliance Officer’s evaluation of the New Subadviser’s compliance programs and the recommended compliance monitoring schedule for the New Subadviser. The Trustees noted that the New Subadviser was a relatively small investment advisory firm but that it had considerable experience in managing registered mutual funds and had a satisfactory compliance record.

Fees and Performance

With respect to the subadvisory fees, the Trustees considered that the New Subadviser is paid by the Investment Advisers out of their advisory fees and not by the Fund. The Trustees also believed, based on the representations of the Investment Advisers, that the New Subadvisory Agreement had been negotiated at arms length among the Investment Advisers and the New Subadviser. The Trustees also considered comparisons of the New Subadviser’s fees at various levels of the Fund and in relation to other existing subadvisers to the Fund. Additionally, the Trustees considered information with respect to the standard fees charged by the New Subadviser to other similar institutional accounts. Finally, the Trustees considered the Investment Advisers’ representations that the fees to be paid to the New Subadviser were reasonable in light of the anticipated quality of services to be provided by the New Subadviser.

The Trustees also considered projected profitability to the Investment Advisers of the International Equity Fund before and after the addition of the New Subadviser. These comparisons showed no material change to the Investment Advisers’ profitability. The Trustees did not consider the New Subadviser’s projected profitability as they did not consider it to be particularly relevant because the Investment Advisers would be paying the New Subadviser out of their advisory fees. The Trustees therefore believed that the Investment Advisers had an incentive to negotiate the lowest possible subadvisory fees.

The Trustees considered and evaluated the past performance information presented with respect to the New Subadviser and the Investment Advisers’ evaluation of that performance. This information was compared to performance information with respect to the Fund’s applicable benchmark. It was noted that the New Subadviser had a particular style that would underperform in some markets. In addition, the Trustees reviewed a report prepared by the Investment Advisers showing the hypothetical performance of the Fund over various time periods if the New Subadviser had been managing the Fund along with the existing subadvisers to the Fund.

Economies of Scale

The Trustees considered that the New Subadvisory Agreement and the Advisory Agreement both contained breakpoints in fees at various asset levels. The Trustees also considered information prepared by the Investment Advisers that showed that the levels of aggregate subadvisory fee rates decreased as the Fund’s assets increased. However, the Trustees generally considered economies of scale with respect to the Fund primarily at the advisory level given that the Investment Advisers would be paying the New Subadviser out of their advisory fees.

Other Benefits

The Trustees did not believe that there were substantial other benefits to be realized by the New Subadviser as a result of its sub-advisory services to the Fund.

Based on the Trustees’ deliberations and the recommendations by the Investment Advisers, the Trustees concluded that the fees proposed to be paid to the New Subadviser were reasonable in light of the services to be provided by it and that the New Subadvisory Agreement should be approved.

Additional Information

ADVISORY AND SUBADVISORY FEES. For the fiscal year ended March 31, 2012, the International Equity Fund paid advisory fees to the Investment Advisers in the aggregate amount of $29,483,968 and the Investment Advisers paid subadvisory fees to the subadvisers of the International Equity Fund in the aggregate amount of $10,713,346.

As of April 12, 2012, the Trust’s Trustees and officers as a group owned beneficially less than 1% of the outstanding shares of the

NORTHERN INFORMATION STATEMENT	5	MULTI-MANAGER FUNDS

MULTI-MANAGER FUNDS

INFORMATION STATEMENT

International Equity Fund. The following table sets forth certain information regarding the Fund’s payment of brokerage commissions to affiliated persons for the fiscal year ended March 31, 2012:

Broker Name	Commissions Paid to Affiliated Persons	% of Total Commissions Paid to Affiliated Persons in Most Recent Fiscal Year	Total Amount of Transactions on Which Commissions Were Paid to Affiliated Persons	% of Total Amount of Transactions on Which Commissions Were Paid to Affiliated Persons
UBS Securities, Inc.	$21,068	0.44%	$19,764,998	0.39%

INFORMATION ABOUT NTCC. NTCC, an Investment Adviser of the Fund, is a state bank and trust company organized under the laws of the State of Connecticut and a registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). NTCC is a wholly-owned indirect subsidiary of Northern Trust Corporation (“NTC”). NTCC is located at 300 Atlantic Street, Stamford, CT 06901. NTC is located at 50 South LaSalle Street, Chicago, IL 60603.

The list below shows each executive officer and manager of NTCC indicating position(s) held with NTCC and other business, profession, vocation or employment of a substantial nature. The address of each individual is c/o NTCC at the address noted above.

NAME	POSITION(S) HELD WITH NTCC	OTHER SUBSTANTIAL BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT
Stephen Bowman	Executive Vice President and Director	None
Jennifer L. Driscoll	Executive Vice President and Director	None
Patrick W. Herrington	Senior Vice President and Chief Operating Officer	None
Susan J. Hill	Chief Compliance Officer	Chief Compliance Officer and Senior Vice President of NTI
Joseph W. McInerney	Chief Executive Officer and President	None
William L. Morrison	Director	None
Charles Mueller	Executive Vice President and Director	None
Stephen N. Potter	Executive Vice President and Director	Chief Executive Officer, President and Director of NTI
Beth M. Provanzana	Senior Vice President, Chief Financial Officer and Treasurer	Senior Vice President, Chief Financial Officer and Director of NTI
Alan W. Robertson	Chairman, Executive Vice President and Director	Executive Vice President and Director of NTI
Christopher E. Vella	Senior Vice President and Chief Investment Officer	None

INFORMATION ABOUT NTI. NTI, an Investment Adviser of the Fund, is an Illinois State Banking Corporation and an investment adviser registered under the Advisers Act. NTI is a wholly-owned indirect subsidiary of NTC. Each of these entities is located at 50 South LaSalle Street, Chicago, IL 60603.

MULTI-MANAGER FUNDS	6	NORTHERN INFORMATION STATEMENT

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May 4, 2012

The list below shows each executive officer and manager of NTI indicating position(s) held with NTI and other business, profession, vocation or employment of a substantial nature. The address of each individual is c/o NTI at the address noted above.

NAME	POSITION(S) HELD WITH NTI	OTHER SUBSTANTIAL BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT
Robert P. Browne	Executive Vice President, Chief Investment Officer and Director	None
Christopher W. Carlson	Senior Vice President, Chief Operating Officer and Director	None
Mark C. Gossett	Executive Vice President and Director	None
Susan J. Hill	Chief Compliance Officer and Senior Vice President	Chief Compliance Officer of NTCC
Stephen N. Potter	Chief Executive Officer, President and Director	Director of NTCC
Beth M. Provanzana	Senior Vice President, Chief Financial Officer and Director	Chief Financial Officer of NTCC
Alan W. Robertson	Executive Vice President and Director	Chairman and Director of NTCC
Lloyd A. Wennlund	Executive Vice President and Director	None

INFORMATION ABOUT DISTRIBUTOR AND ADMINISTRATOR. Northern Funds Distributors, LLC, with principal offices at Three Canal Plaza, Suite 100, Portland, Maine, 04101, serves as the Fund’s distributor. NTI acts as administrator for the Fund. The Northern Trust Company, located at 50 South LaSalle Street, Chicago, Illinois 60603, acts as sub-administrator for the Fund.

SHAREHOLDER REPORTS. The Fund will furnish, without charge, copies of its September 30, 2011 semi-annual report and March 31, 2011 annual report to any shareholder upon request addressed to: Northern Funds, P.O. Box 75986, Chicago, Illinois 60675-5986, by telephone at 800-595-9111, or by e-mail at northern-funds@ntrs.com.

SHARE OWNERSHIP INFORMATION. As of April 12, 2012, the record date for shareholders receiving this Information Statement, the International Equity Fund had 240,174,345 shares outstanding. As of the same date, NTC and its affiliates held of record substantially all of the outstanding shares of the Fund as agent, custodian, trustee or investment adviser on behalf of their customers. There were no other persons or entities that owned of record or beneficially more than 5% of the shares of the Fund as of April 12, 2012.

MULTIPLE SHAREHOLDERS IN A HOUSEHOLD. If you are a member of a household in which multiple shareholders of your Fund share the same address, and the Fund or your broker or bank (for “street name” accounts) has received consent to household material, then the Fund or your broker or bank may have sent to your household only one copy of this Information Statement, unless the Fund or your broker or bank previously received contrary instructions from a shareholder in your household. If you are part of a household that has received only one copy of this Information Statement, your Fund will deliver promptly a separate copy of this Information Statement to you upon written or oral request. To receive a separate copy of this Information Statement, or if you would like to receive a separate copy of future information statements, proxy statements, prospectuses or annual reports, please contact Northern Funds by calling 800-595-9111, by mail at Northern Funds, P.O. Box 75986, Chicago, Illinois 60675-5986 or by e-mail at northern-funds@ntrs.com. On the other hand, if you are now receiving multiple copies of these documents and would like to receive a single copy in the future, please contact Northern Funds at the telephone number or address stated above. If your shares are held in street name, please contact your broker or bank.

SHAREHOLDER PROPOSALS. The Trust is not required, nor does it intend, to hold annual meetings of shareholders for the election of Trustees and other business. Instead, meetings will be held only when and if required (for example, whenever less than a majority of the Fund’s Board of Trustees has been elected by the shareholders or when the Trustees have received a written request to call a meeting for the purpose of voting on the question of the removal of any Trustee from the holders of record of at least 10% of the outstanding shares). Any shareholders desiring to present a proposal for consideration at the next meeting for shareholders of a Fund must submit the proposal in writing so that it is received by the Fund within a reasonable time before any meeting. These proposals should be sent to the Trust at 50 South LaSalle Street, Chicago, Illinois 60603.

NORTHERN INFORMATION STATEMENT	7	MULTI-MANAGER FUNDS

50 South LaSalle Street P.O. Box 75986 Chicago, Illinois 60675-5986 800-595-9111 northernfunds.com	MMF STM	(5/12)

NORTHERN FUNDS

50 South LaSalle Street

P.O. Box 75986

Chicago, Illinois 60675-5986

800-595-9111

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This communication presents only an overview of the Information Statement that is available to you on the internet relating to the Northern Multi-Manager International Equity Fund (the “International Equity Fund” or the “Fund”), a series of Northern Funds (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

The following material is available for view: Information Statement

The Information Statement describes a recent subadviser change relating to the Fund. Specifically, the Board of Trustees of the Northern Multi-Manager Funds has approved the termination of UBS Global Asset Management (Americas), Inc. as a sub-adviser to the International Equity Fund, effective February 7, 2012, and the appointment of Northern Cross, LLC to sub-advise a portion of the International Equity Fund, effective February 24, 2012.

The Trust has received an exemptive order (the “Order”) from the U.S. Securities and Exchange Commission that allows certain subadviser changes to be made without shareholder approval. The Order instead requires that an information statement be sent to shareholders of the Funds. In lieu of physical delivery of the Information Statement, the Fund will make the Information Statement available to you on the Trust’s website.

This Notice of Internet Availability of the Information Statement is being mailed on or about May 4, 2012 to shareholders of record of the Fund as of April 12, 2012. The Information Statement will be available on the Trust’s website at http://www.northernfunds.com/informationstatements until August 2, 2012. A paper or e-mail copy of the Information Statement may be obtained, without charge, by contacting the Trust at 800-595-9111 or sending an e-mail to northern-funds@ntrs.com.

If you want to receive a paper or e-mail copy of the Information Statement, you must request one. A copy of the Information Statement may be obtained upon request and without charge.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.